Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”), dated as of December 14, 2012, is made by TING INC., a Delaware corporation (the “Grantor”), in favor of BANK OF MONTREAL, as lender (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees with the Secured Party as follows:

ARTICLE I

DEFINITIONS

Section 1.1.       Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Accounts” shall have the meaning assigned to it in Section 9-102(a)(2) of the U.C.C.

“Business Day” means a day, other than a Saturday or Sunday, on which banks are generally open for normal banking business in both Toronto, Ontario, and Philadelphia, Pennsylvania.

“Secured Party” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Equipment” is defined in clause (a) of Section 2.1.

“Filings” shall mean the filing or recording of the Financing Statements relating to the Collateral existing on the Effective Date, in the places specified in Item A of Schedule 1 hereto.

“Financing Statements” shall mean the financing statements delivered to the Secured Party by the Grantor on the date hereof for filing in the jurisdictions listed in Item A of Schedule I hereto.

“General Intangibles” shall have the meaning assigned to it in Section 9- 102(a)(42) of the U.C.C.

“Goods” shall have the meaning assigned to it in Section 9-102(a)(44) of the U.C.C.

“Grantor” is defined in the preamble.

“Guaranty” means the guaranty dated on or about the date hereof provided by the Grantor to the Secured Party in respect of all present and future obligations of Tucows.com Co., a company organized under the laws of Nova Scotia, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Inventory” is defined in clause (a) of Section 2.1.

“Investment Property” shall have the meaning assigned to it in Section 9- 102(a)(49) of the U.C.C.

“Lien” means, any security interest, mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Receivables” is defined in clause (b) of Section 2.1.

“Related Contracts” is defined in clause (b) of Section 2.1.

“Security Agreement” is defined in the preamble.

“Secured Party” is defined in the preamble.

“Specified Assets” shall mean the following property and assets of the Grantor: (1) Equipment constituting fixtures; (2) uncertificated securities; (3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia; (4) Receivables or Related Contracts on which the United States of America or any department, agency or instrumentality thereof is the obligor, and property or assets subject to any rights reserved in favor of the United States government as required under law; and (5) goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person.

“Subsequent Filings”: any filings after the date hereof in any jurisdiction as may be necessary under any requirement of law to perfect a Lien on the Collateral in favor of the Secured Party.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Delaware, as it may be amended from time to time.

Section 1.2.        U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

Section 2.1.       Grant of Security. The Grantor hereby pledges to the Secured Party, and hereby grants to the Secured Party, all of the Grantor's right, title and interest in and to all personal and real property of the Grantor of whatever type or description, wherever located, whether now or hereafter existing or acquired by the Grantor, including, without limitation, the following (the “Collateral”):

(a)
all Goods, including (i) all equipment in all of its forms of the Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”) and (ii) all inventory all of its forms of the Grantor, wherever located, including

(i)	all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

(ii)	all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and

(iii)	all goods which are returned to or repossessed by the Grantor,

and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(b)
all Accounts (including health-care-insurance receivables), contracts, contract rights, chattel paper (whether tangible or electronic), documents, instruments and general intangibles (including payment intangibles and software), rental agreement, or any part thereof, including, but not limited to Grantor's right to receive, either directly or indirectly, from any person, any rents or other payments due and payable under such agreements) of the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(c)	all books and records relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(d)	all General Intangibles;

(e)	all Investment Property; and

(f)
all products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d) and (e).

Notwithstanding anything herein to the contrary, the Collateral shall exclude (i) the Grantor's rights under contracts and agreements which by their terms prohibit the granting of a security interest therein or assignment thereof (except to the extent such prohibitions are ineffective under Sections 9-406, 9-407, 9-408 and 9-409 of the U.C.C. or other applicable law) and (ii) Equipment which is the subject of a capitalized lease or purchase money financing.

Section 2.2.       Security for Obligations.  The security interests granted herein secure the payment of all present and future, direct and indirect, contingent and absolute indebtedness, obligations and liabilities of the Grantor to the Secured Party (collectively, the “Obligations”).  Without limiting the generality of the foregoing, the Obligations shall include all present and future obligations and liabilities of the Grantor to the Secured Party under or in connection with the Guaranty and all other guaranties provided by the Grantor to the Secured Party from time to time in respect of the obligations of others.

Section 2.3.       Continuing Security Interest; Transfer of Loan.  This Security Agreement shall create a security interest in the Collateral and shall:

(a)	remain in full force and effect until expressly released in writing by the Secured Party following the full and final payment and satisfaction of all Obligations;

(b)	be binding upon the Grantor, its successors, transferees and assigns; and

(c)	inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party.

Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer (in whole or in part) its rights hereunder to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to Secured Party under this Security Agreement. Upon the sale, transfer or other disposition of Collateral in the ordinary course of business (other than a sale of all or substantially all of the Collateral), the security interest granted herein shall automatically terminate with respect to such Collateral. Upon any such termination, the Secured Party will, at the Grantor's sole expense, deliver any Collateral (or portion thereof) to the extent held by the Secured Party hereunder and to the extent the termination relates to such Collateral, and at the Grantor's sole expense execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence termination of the security interest hereunder relating to such Collateral.

Section 2.4.       Grantor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)
the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, unless such performance is excused by breach of the other party or parties thereto;

(b)	the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral;

(c)
the Secured Party shall have no obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, nor shall the Secured Party have any obligation to preserve rights against prior parties with respect to any part of the Collateral; and

(d)
except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (c) exercising any rights to close out any option or exercising any put option relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of it and regardless of any expiration or termination date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.       Representations and Warranties.  The Grantor represents and warrants unto the Secured Party as set forth in this Article.

Section 3.1.1      Location of Collateral, etc.  The place(s) of business and chief executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables, are located at the addresses as set forth in Item A of Schedule I hereto, and at such other locations as are notified to the Secured Party pursuant to clause (a) of Section 4.1.2.

Section 3.1.2     Validity, etc.

(a)
This Security Agreement is effective to create, as collateral security for the Obligations of the Grantor, valid and enforceable Liens on the Collateral in favor of the Secured Party, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)
Except with regard to Liens (if any) on Specified Assets, upon the completion of the Filings (with respect to Collateral existing on the Effective Date) and Subsequent Filings (with respect to Collateral acquired following the Effective Date for which the Filings are not effective to perfect the Lien on such after-acquired Collateral), the Liens created pursuant to this Security Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Secured Party, and will be prior to all other Liens of all other Persons, except (i) to the extent that the recording of an assignment or other transfer of title to the Secured Party, or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. Notwithstanding the foregoing, the representation set forth above shall be deemed true and correct for all purposes so long as the Grantor has complied with its covenants set forth under Section 4.1.1, clause (a) of Section 4.1.2, and Section 4.1.4 of this Security Agreement, including the delivery to the Secured Party of executed financing statements for Subsequent Filings, whether or not the Secured Party has caused such financing statements to be filed in the applicable filing offices. To the extent permitted at any time by the U.C.C., the Grantor hereby irrevocably authorizes the Secured Party to supplement this Security Agreement with a more itemized list of Collateral and complete and file on behalf of the Grantor U.C.C. Financing Statements or similar documents necessary in the good faith judgment of the Secured Party to perfect the security interests purported to be created hereby.

ARTICLE IV

COVENANTS

Section 4.1.       Certain Covenants.  The Grantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, the Grantor will perform the obligations set forth in this Article IV.

Section 4.1.1     As to Equipment and Inventory.  The Grantor hereby agrees that it shall keep all Equipment and Inventory (except for the obsolete Equipment and Inventory sold or otherwise disposed of, Inventory in transit, Equipment sent to third parties for repair and mobile items) at the places therefor specified in Section 3.1.1 or at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.1.3) shall be true and correct.

Section 4.1.2      As to Receivables.

(a)
The Grantor shall give the Secured Party a supplement to Schedule I at the end of each quarter, which shall set forth any changes as of such date to the information set forth in Section 3.1.1, clause (b) of Section 4.1.2 or Schedule I. The Grantor shall be entitled to deliver such a supplement at other times in addition to the times set forth in the preceding sentence.

(b)
The Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables located at the addresses set forth in Item B of Schedule I hereto, and shall not change its legal name after the date hereof except upon 30 days' prior written notice to the Secured Party.

Section 4.1.3       Further Assurances, etc.  The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby in Collateral located in the United States or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(a)
With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)
The Secured Party may at any time and from time to time file financing statements and amendments thereto that describe the Collateral as all assets of any Grantor or words of similar effect and which contain any other information required by Part 5 of Article 9 of the U.C.C. for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor agrees to furnish such information to the Secured Party promptly upon request therefor.

ARTICLE V

THE SECURED PARTY

Section 5.1.       Secured Party Appointed Attorney-in-Fact.  The Grantor hereby irrevocably appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's discretion following a demand for payment of the Obligations hereunder and notice to the Grantor, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(a)	to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)	to receive, endorse, and collect any drafts or other instruments, documents in connection with clause (a) above; and

(c)
to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest; provided, however, that the foregoing power of attorney shall terminate when expressly released in writing by the Secured Party following the full and final payment and satisfaction of all Obligations.

Section 5.2.       Secured Party May Perform.  If the Grantor fails to perform any of its obligations contained herein, the Secured Party may itself perform, or cause performance of, such obligations, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2.  The Secured Party agrees to provide 30 days’ written notice to the Grantor before performing any such obligations of the Grantor, unless the Secured Party reasonably believes that such performance is necessary or desirable for the preservation or protection of the Collateral in which event no such notice shall be required.

Section 5.3.       Secured Party Has No Duty.  In addition to, and not in limitation of, Section 2.4, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 5.4.       Reasonable Care.  The Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon a demand for repayment of all the Obligations, but failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. In no event shall the Secured Party have any obligation to preserve rights against prior parties with respect to any of the Collateral.

ARTICLE VI

REMEDIES

Section 6.1.       Certain Remedies.  If a demand for repayment of all of the Obligations has been made, and such payment has not been made:

(a)
The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may:

(i)
require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; and

(ii)
without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)
All cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied against, all or any part of the Obligations as follows: (i) first, to the reasonable out-of-pocket costs and expenses of the Secured Party in connection with the retaking, holding, preparing for sale, selling or other disposition of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel; (ii) second, to the payment in full of the Obligations; and (ii) third, to the Grantor, or its successors and assigns, or whomever may be lawfully entitled to receive the same, of any surplus then remaining.

Section 6.2.       Indemnity and Expenses.

(a)
The Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence, bad faith or willful misconduct.

(b)
The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel (but not more than one firm and all local or special expert counsel, if any, who may be retained by counsel to the Secured Party) and of any experts and agents, which the Secured Party may incur in connection with:

(i)	the administration of this Security Agreement;

(ii)	the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(iii)	the exercise or enforcement of any of the rights of the Secured Party hereunder; or

(iv)	the failure by the Grantor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.       Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.2.       Addresses for Notices.  Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered to the addressee by prepaid private courier or sent by facsimile to the address of the addressee as follows:

to the Grantor:

96 Mowat Avenue.
Toronto, Ontario
M6k 3M1
Attention: President
Fax no.: (416) 531-1257

to the Bank:

Bank of Montreal
Corporate Finance
11th Floor, First Canadian Place
Toronto, Ontario
M5X 1A1
Attention: Vice-President
Fax no. (416) 864-6534

Any communication transmitted by prepaid private courier shall be deemed to have been validly and effectively given or delivered on the Business Day after which it is submitted for delivery. Any communication transmitted by facsimile shall be deemed to have been validly and effectively given or delivered on the day on which it is transmitted, if transmitted on a Business Day on or before 5:00 p.m. (local time of the intended recipient), and otherwise on the next following Business Day. A party may change its address for service by notice given in the foregoing manner.

Section 7.3.       Section Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

Section 7.4.       Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

Section 7.5.       Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

Section 7.6.       Counterparts; etc. This Security Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement. This Agreement may be executed by facsimile or pdf, and any signature contained hereon by facsimile or pdf shall be deemed to be equivalent to an original signature for all purposes.

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TING INC.

By:	/s/ Michael Cooperman
Name: Michael Cooperman
Title: Secretary and Treasurer

BANK OF MONTREAL

By:	/s/ Kerry O’Neill
Name: Kerry O’Neill
Title: Managing Director

Schedule I

Locations

Item A:  Place(s) of Business and Chief Executive Office; Location of Books and Records; Filing office(s)

1.	Filing office: Delaware

2.	Chief Executive Office: 96 Mowat Ave., Toronto, Ontario M6K 3M1

3.	Location of Books and Records and other Place of Business: 96 Mowat Ave., Toronto, Ontario M6K 3M1